A-6, Maharani Bagh
New Delhi-110065
Ph. : 011-41626470-71
E-mail : info@bansalco.com
Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We here by consent to the inclusion of in this Amendment No. 8 to the draft registration statement on Form F-1") of our report dated August 20, 2024 of Zenatech Inc. relating to the audit of the consolidated financial statements for the year ended December 31, 2023 and reference to our firm under the caption "Experts" in the Registration Statement.

For Bansal & Co. LLP,

S.K. Bansal
Partner
New Delhi
August 20, 2024